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                                                                     EXHIBIT 8.1




                                                   [MAYER BROWN ROWE & MAW LOGO]


                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                   Main Tel (212) 506-2500
                                                   Main Fax (212) 262-1910
                                                   www.mayerbrownrowe.com




                                  June 28, 2002


Compass Asset Acceptance Company, L.L.C.
15 South 20th Street
Birmingham, Alabama  35233


RE:     COMPASS ASSET ACCEPTANCE COMPANY, L.L.C.
        REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special federal tax counsel for Compass Asset Acceptance Company, L.L.C., a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates", collectively, with the Notes, the "Securities"). As described in the Registration Statement, the Securities will be issued from time to time in series, under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture among the Company, the trustees and a servicer (the "Servicer"), each to be identified in the prospectus supplement for such series of Securities.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificates included as an exhibit thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as exhibits thereto), the form of Sale and Servicing Agreement and the form of Mortgage Loan Purchase Agreement (collectively, the "Operative Documents").



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Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English Partnership in the offices listed above.
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Compass Asset Acceptance Company, L.L.C.
June 28, 2002
Page 2

         Based on the foregoing and assuming that the Operative Documents with respect to each series of Securities will be duly authorized by all necessary corporate action on the part of the Company, the trustee and the Servicer (where applicable), executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Securities, the statements set forth in the Prospectus and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the caption "Federal Income Tax Consequences" (as modified by the statements, if any, set forth under the same heading in the related Prospectus Supplement) accurately reflect our opinion.

         We know that we are referred to under the caption referred to above, included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                    Very truly yours,


                                                    /s/ Mayer, Brown, Rowe & Maw
                                                    MAYER, BROWN, ROWE & MAW



JPC/JVG/ALC